Exhibit 21

NAME OF SUBSIDIARY:	STATE/COUNTRY OF INCORPORATION:
Actuant Australia Ltd.	Australia
Hedley Purvis (Asia Pacific) Pty Ltd.	Australia
Osterreichische Kopp Ges.mbH	Austria
Applied Power do Brasil Equipmentos Ltda	Brazil
Applied Power Hidraulicos	Brazil
Hedley Purvis (Brasil) Ltda	Brazil
Hydratight Sweeney Equipamentos e Servicos Ltda	Brazil
Power Packer do Brazil	Brazil
Actuant Canada Corporation	Canada
Actuant Changchun Co. Ltda	China
Actuant China Ltd.	China
Actuant Hydraulic Co. Ltd.	China
Baostone	China
Gits Engineered Components Shanghai Co., Ltd.	China
New England Controls, Inc.	Connecticut
Nielsen Hardware Corporation	Connecticut
Kopp Elektrotechnika Spoll s.r.o	Czech Republic
Acme Electric Mexico Holdings I, Inc.	Delaware
Acme Electric Mexico Holdings II, Inc.	Delaware
Actown-Electrocoil, Inc	Delaware
Atlantic Guest, Inc.	Delaware
Coils Holding, Inc	Delaware
Guest Building, LLC	Delaware
Key Components Finance Corp	Delaware
Key Components, LLC	Delaware
Keylock Mexico Holdings I, Inc	Delaware
Keylock Mexico Holdings II, Inc	Delaware
Kwikee Products Company, LLC	Delaware
Precision Sure-Lock, Inc	Delaware
Transformex, Inc.	Delaware
Versa Technologies, Inc.	Delaware
Actuant France SA	France
Pivicat SAS	France
Yvel S.A.	France
Brunnquell GmbH	Germany
Condor Installationstechnik GmbH	Germany
CPS Convertible Power Systems GmbH	Germany
Enerpac GmbH	Germany
Heinrich Kopp GmbH	Germany
Hydra-Tight GmbH	Germany
Profikontakt Elektrohandels GmbH	Germany
AIC (Hong Kong) Ltd	Hong Kong
Magyar KOPP Kft.	Hungary
Enerpac Hydraulic Technology (India) Pvt. Ltd.	India

Engineered Solutions LP	Indiana
Enerpac SpA	Italy
Applied Power Japan Ltd.	Japan
Hydratight Operations, Inc.	Louisiana
Actuant European SarL	Luxembourg
Acme Electric de Mexico S. De. R.L. de C.V.	Mexico
Acme Electric MFG de Mexico S. De. R.L. de C.V.	Mexico
Grupo Industrial Baja Tec S.A. de C.V.	Mexico
Keylock de Mexico S. De R.L. de C.V.	Mexico
Services Keylock de Mexico S. De R.L. de C.V.	Mexico
Servicios Acme de Mexico S. De. R.L. de C.V.	Mexico
DL Ricci Corp	Minnesota
M&R Equipment Leasing Corp	Minnesota
Actuant Europe CV	Netherlands
Actuant Finance CV	Netherlands
Actuant Netherlands CV	Netherlands
Applied Power Europa BV	Netherlands
D.L. Ricci B.V.	Netherlands
Dresco BV	Netherlands
Enerpac BV	Netherlands
Hydratight BV	Netherlands
Power Packer Europa BV	Netherlands
Actuant Investments, Inc.	Nevada
Actuant Receivables Corporation	Nevada
Applied Power Investments II, Inc.	Nevada
Calterm Taiwan, LLC	Nevada
VT Holdings II, Inc.	Nevada
A.W. Sperry Instruments, Inc.	New York
Acme Electric Corporation	New York
BW Elliott Mfg. Co., LLC	New York
Key Components, Inc.	New York
BEP Marine Ltd	New Zealand
Hypur-Mate Norge AS	Norway
Kopp Elektrotechnicka Sp.z.o.o	Poland
Actuant LLC	Russia
Applied Power Moscow	Russia
Actuant Asia Pte. Ltd.	Singapore
Enerpac Asia Pte. Ltd.	Singapore
Hedley Purvis Pte. Ltd.	Singapore
Actuant Korea Ltd.	South Korea
Power Packer Espana SA	Spain
Applied Power International SA	Switzerland
Amveco Holdings Mexico, LLC	Texas
Amveco Magnetics, Inc.	Texas
Hydratight, Inc.	Texas
PSL Holdings Inc	Texas
Gits Mfg. (Thailand) Co. Ltd.	Thailand
Hedley Purvis Ltd.	Trinidad
HEKO Electrotechnique SARL	Tunisia
Ergun Kriko San, AA	Turkey
Actuant Finance Ltd	UK
Actuant International Ltd.	UK
Actuant Ltd.	UK
D.L. Ricci Ltd	UK
Energise IT Limited	UK
Enerpac Ltd.	UK

Hedley Purvis Group Ltd.	UK
Hedley Purvis Holdings Ltd.	UK
Hedley Purvis International Ltd.	UK
Hydratight Operations, Ltd	UK
Hedley Purvis Ventures Ltd.	UK
Hevilift Limited	UK
Hydratight Ltd.	UK
Enerpac Middle East FZE	United Arab Emirates
Columbus Manufacturing, LLC	Wisconsin
Enerpac Corporation	Wisconsin
GB Tools and Supplies, Inc.	Wisconsin
Hydratight Products Corp	Wisconsin